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                                                                 Exhibit 10.47

                                                                 July 27, 1999

                        STRATEGIC ALLIANCE AGREEMENT
                        ----------------------------

     THIS STRATEGIC ALLIANCE AGREEMENT (the "Agreement") is entered into as of July 27, 1999 (the "Effective Date"), between bamboo.com, Inc., a Delaware corporation ("bamboo.com") with an office located at 124 University Avenue, Palo Alto, CA 94301, and Data Management Services, a division of Moore North America, Inc., a Delaware corporation, with an office located at 100 Washington Square Suite 1000, Minneapolis MN, 55401 ("Moore").


Bamboo.com uses the Bamboo.com Technology and provides the Production Services. Moore operates the Moore Database and develops and markets Moore Products. Bamboo.com desires to be the preferred provider of virtual tour technology and production services for the Moore Database. In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS
    -----------

    1.1  "Bamboo.com Image" means an electronic image of a Property produced by
          ----------------
or on behalf of bamboo.com.

    1.2  "Bamboo.com Technology" means Bamboo.com Images and software and
          ---------------------
hardware used to capture, process and view Bamboo.com Images.

    1.3  "Basic Package" means up to four scenes captured in a designated
          -------------
Property, converted into a corresponding number of Bamboo.com Images and linked to appropriate listings on the Moore Database.

    1.4  "Confidential Information" means any trade secrets, confidential data
          ------------------------
or other confidential information oral or written relating to or used in the business of the other party (the "Disclosing Party"), that a party may obtain from the Disclosing Party during the Term (the "Confidential Information"). The terms of this Agreement will constitute Confidential Information, except to the extent that bamboo.com or Moore discloses such information in good faith to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm or consultant, or as required by statute, regulation or other law.

    1.5  "Moore Customer" means an MLS association or board or a corporation
          --------------
which licenses Moore Products and/or stores residential listings information on the Moore Database.

    1.6  "Moore Database" means the collection of data and documents residing on
          --------------
servers operated by or for Moore or its affiliates or a Moore Customer and accessible on or after the Effective Date by Moore Subscribers via the Moore Products, to the extent Moore makes such collection generally available, to Moore Subscribers via the Internet.

    1.7  "Moore Products" means Moore's MLS/Xplorer products, as further defined
          --------------
in Exhibit A attached hereto, including without limitation all future upgrades and versions of such software, whether or not marketed by Moore under a different name, that Moore Subscribers use to access listings.

    1.8  "Moore Originated Order" means any order received by bamboo.com for a
          ----------------------
Basic Package or Upgrade Package placed by a Moore Subscriber via a Moore
Product.

    1.9  "Moore Subscriber" means any realtor, real estate broker, real estate
          ----------------
agent or any other agent or representative acting in a similar capacity, whether an individual or some other type of entity, representing a seller of a Property that has access to the Moore Database and Moore Products.

    1.10 "Initial Linking Date" means the date on which bamboo.com will commence
          --------------------
providing Production Services and Moore will begin receiving links of Bamboo.com Images under this Agreement, as further provided in Section 2.2.

    1.11 "Listing Search Results Screen" means the screen within a Moore Product
          ------------------------------
displaying the results of a search of listings in the Moore Database.

    1.12 "Net Revenues" means the gross amount received by bamboo.com from Moore
          ------------
Subscribers for sales of the Basic Packages and Upgrade Packages less sales tax or other governmental charges.

    1.13 "Production Services" means the services provided by or on behalf of
          -------------------
bamboo.com in preparing the Basic Packages and Upgrade Packages.

    1.14 "Property" means any piece of residential, commercial or unimproved
          --------
real estate within the Territory, including without limitation new homes, offered for sale or resale.

    1.15 "Service Provider Network" means the network of videographers
          ------------------------
throughout the Territory with whom bamboo.com has entered into agreements to capture images at designated sites on bamboo.com's behalf.

    1.16 "Term" means the Initial Term of this Agreement and the Renewal Terms,
          ----
if any, as set forth in Section 5.

    1.17 "Territory" means the United States and its possessions and Canada
          ---------
(excluding the Toronto Real Estate Board - TREB).

    1.18 "Transaction Fee" means the quarterly fee bamboo.com will pay to Moore
          ---------------
during the Term based on sales of Basic Packages and Upgrade Packages as provided in Section 3.1.

    1.19 "Upgrade Package" means an addition to a Basic Package consisting of
          ---------------
one additional scene captured at the same designated Property of the Basic Package, converted into one additional Bamboo.com Image for the scene captured and linked to the Moore Database.

    1.20 "Virtual Tour Images" means 360, three-dimensional, virtual reality,
          -------------------
virtual tour, virtual walkthrough or other similar images, or production services for such images.

2.  PROVISION OF PRODUCTION SERVICES; PREFERRED VENDOR STATUS
    ---------------------------------------------------------

    2.1  Sales and Billing.  Bamboo.com will be responsible for receiving and
         -----------------
fulfilling orders for Basic Packages and Upgrade Packages. Bamboo.com will assume all costs and responsibility for invoicing and collecting revenues for all sales of Basic Packages and Upgrade Packages.

    2.2  Image Capturing, Processing and Linking.  The parties will work
         ---------------------------------------
together to implement a system whereby Moore will be capable of linking Bamboo.com Images to the appropriate Property listing on the Moore Database. The parties will work together on file naming formats and scripts that will link Bamboo.com Images on the Moore Database and a method to indicate the originating Moore Customer. Bamboo.com and Moore agree to set September 30, 1999 as the target for the Initial Linking Date. Bamboo.com will have sole responsibility for, and will bear all costs associated with, capturing images at designated sites through
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its Service Provider Network, processing captured images to create Bamboo.com
Images and providing links to Bamboo.com Images to the Moore Database for display on the Moore Products. Moore will permit such links and will work with bamboo.com to maintain throughout the Term the ability of the Moore Database to receive such links, and the ability of the Moore Products to incorporate and display bamboo.com Images, including without limitation in Listing Search Results Screens. In addition the parties will work together to expeditiously integrate bamboo.com Virtual Tour Images into the Publish Function of the Moore Products so that web pages created for a particular listing being called by the Publish Function will automatically display a link to the corresponding bamboo.com Virtual Tour Images for the particular property. The parties agree that, in consideration of the linking integration services Company will perform hereunder, bamboo.com will pay Company, within thirty (30) days after the Initial Linking Date, a one-time fee (the "Linking Integration Fee") of no less than $20,000 and no more than $30,000, representing fifty percent (50%) of the integration costs described with specificity in a detailed statement of work from Company (the "Statement of Work"). In the event that the integration costs set forth in the Statement of Work exceed $60,000, the parties shall cooperate to arrive at a cost quote that is mutually acceptable. If the parties fail to agree on such mutually acceptable cost quote, then bamboo.com will provide written notice of such failure to Company, and Company agrees not to enter into any agreement with any third party to provide Virtual Tour Images for the Moore Products within sixty (60) days following the receipt of such notice from bamboo.com. The Linking Integration Fee will be non-refundable. Bamboo.com understands that Company expects to implement one standard integration solution for all Moore Customers in fulfillment of its integration obligations hereunder. Accordingly, bamboo.com will not enter into a contract with any Moore Customer during the Term that will require alternative customization of the Moore Products for the display of Bamboo.com Images.

    2.3  Bamboo.com Support.  Bamboo.com will establish and maintain a "mailto"
         ------------------
link on the Moore Products that Moore Subscribers may use to send support-related e-mail messages to bamboo.com. Bamboo.com will also establish and maintain a toll-free support telephone line Moore Subscribers may call with support questions. The hours of operation for the support telephone line and for monitoring and responding to support-related e-mail messages will be business days (excluding bank holidays) from 9:00 am to 8:00 pm Eastern time. The parties agree to include the bamboo.com "mailto" link and the number for the toll-free support line on all Moore Order Pages (as defined below) and any page in the Moore Database displaying a Bamboo.com Image. At its sole expense, bamboo.com will expeditiously resolve all support issues arising in connection with provision of the Production Services hereunder. Bamboo.com understands that Moore Customers expect and receive a high level of service from Company, and bamboo.com will use commercially reasonable efforts to provide a commensurate level of service to Moore Customers in connection with its provision of the Production Services.

    2.4  Preferred Vendor Status.
         -----------------------

         (a) During the Term, Moore will not directly or indirectly (i) promote or market itself or any third party, on the Moore Database, the Moore Products or elsewhere, as a provider of Virtual Tour Images; (ii) provide the services of capturing or processing Virtual Tour Images; (iii) use the services of, or enter into any arrangement under which services will be provided by, any third party with respect to capturing or processing Virtual Tour Images; (iv) permit any Virtual Tour Images (other than those supplied by bamboo.com) or any site or identity of a third party provider of Virtual Tour Images, or technology or services therefor, to be posted to, linked to or otherwise made accessible through the Moore Database or Moore Products; or (v) take any other action inconsistent with the parties' understanding hereunder that bamboo.com will act as the preferred provider of Virtual Tour Images, and production services therefor.

         (b) Notwithstanding the foregoing, nothing in this Agreement is intended or shall be construed to limit the ability of any Moore Customer directly or indirectly to (i) promote or market itself or any third party, on the Moore Products, the Moore Database or elsewhere, as a provider of Virtual Tour Images; (ii) provide the services of capturing or processing Virtual Tour Images; (iii) use the services of, or enter into any arrangement under which services will be provided by, any third party with respect to capturing or processing Virtual Tour Images; or (iv) permit any Virtual Tour Images or any site or identity of a third party provider of Virtual Tour Images, or technology or services therefor, to be posted to, linked to or otherwise made accessible through the Moore Database.

    2.5  Moore Marketing and Promotion Obligations.  Moore represents that each
         -----------------------------------------
Moore Database is proprietary to an applicable Moore Customer. Bamboo.com understands and agrees that, prior to bamboo.com or Moore offering any Production Services to Moore Subscribers that are members of any Moore Customer, Moore must obtain the prior approval of such Moore Customer. Moore agrees to use commercially reasonable efforts to obtain such prior approval. Subject to the foregoing, Moore agrees to market, promote and facilitate sales of the Production Services as follows:

         (a) Moore Products. It is Moore's intent to ensure prominent
             --------------
promotion of the Production Services. Specific placement is subject to final technical review and analysis. The prominence of such promotion is exemplified in Exhibit B. Examples in Exhibit B are for illustrative purposes only. Subject to Section 2.4 Moore agrees to prominently market and promote the Production Services on the Moore Products. Such marketing and promotion will include the following subject to the qualifications set forth above.

                (i) on the "application selection menu" screen that is first accessed by Moore Subscribers using the Moore Products, prominent display of the bamboo.com logo, located above the fold (i.e., visible to an end user without scrolling or navigation on a 640 by 480 pixel page), that is at least as prominent in size, usage and placement as buttons or links for any other products or services of third parties appearing in such Moore Product and that, when clicked on, links directly to an Moore Order Page set forth in
Section 2.7;

                (ii) on each page of the Moore Products which incorporates the link for displaying of Bamboo.com Images, inclusion of a prominent bamboo.com logo that, when clicked on, links directly to a Moore Order Page.

                (iii) in the listing input screens of each Moore Product, inclusion of a link to an HTML page located at a URL supplied by bamboo.com that will permit Moore Subscribers to order Production Services;

                (iv) inclusion of a bamboo.com logo and a suitable description of the availability of Production Services in email sent to Moore Subscribers on updates and/or revisions to the Moore Products implemented throughout the Term at Moore's sole discretion; and

                (v) in the Listing Search Results Screen, and in Web pages that are generated by the Publish Function available in Moore Products, a field named "bamboo.com Virtual Home Tour" for every listing, which displays the link to the Bamboo.com Images if the Property has corresponding Bamboo.com Images.

         (b) Print Advertising.  To the extent Moore creates and distributes
             -----------------
print advertising promoting third-

                                      -2-
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party products and services available through Moore Products, including print advertising in magazines, flyers, newsletters and general mailings, Moore will include in such advertising a bamboo.com logo and a brief, suitable reference to the availability of the Production Services at Moore's sole discretion. Notwithstanding the foregoing, Moore will include a bamboo.com logo and suitable reference in at least 4 executive newsletters to Moore Customers, and 2 quarterly MLS newsletters to Moore Subscribers during the Term.

         (c)  Email and Direct Marketing.  Moore agrees to include in email and
              --------------------------
direct marketing that it generates from time to time, including without limitation, Moore's "Tip of the Week Greetings "a section, reasonably satisfactory to bamboo.com, highlighting the availability and features of the Production Services. In addition, Moore will permit bamboo.com to post email messages, written by bamboo.com, and containing marketing information regarding the Production Services, through servers controlled by Moore to the extent that Moore distributes an email newsletter promoting third-party products and services available through Moore Products, and to the extent that Moore approves the content of such email, which approval shall not be unreasonably withheld or delayed and may also be subject to the approval of a Moore Customer.

         (d)  Seminars.  To the extent Moore deems appropriate in its sole
              --------
discretion, Moore will invite bamboo.com to speak and promote its Production Services at appropriate seminars and training sessions Moore conducts for Moore Customers and/or Moore Subscribers during the Term. Moore or its sales representatives will distribute to Moore Customers and Moore Subscribers at seminars and training sessions subscription forms and marketing materials created by bamboo.com that promote the Production Services. Moore will distribute bamboo.com information and marketing materials promoting the Production Services, which will be provided by bamboo.com, in all training kits distributed to MLS Customers and Moore Subscribers or to MLS/Xplorer trainers. Moore will also invite bamboo.com representatives to at least two
(2) national sales meetings for the purpose of training Moore sales staff on the Production Services.

         (e)  Trade Shows and Conferences.  To the extent that Moore displays
              ---------------------------
Moore Products and products and services provided by third-parties and available through Moore Products at trade shows and conferences throughout the Term, and at the sole discretion of Moore, Moore will provide a demonstration of the bamboo.com Images within the Moore Products as appropriate for the type and purpose of trade show. Notwithstanding the foregoing, Moore will demonstrate Bamboo.com Images at the NAR MidYear show and NAR Annual Convention during the Term. In addition, Moore will make available the demonstration of Bamboo.com Images from Moore's sales demonstration sites for use during Moore Customer, Moore Subscriber and real estate agent demonstrations.

         (f)  List of Moore Customers.  Within two (2) weeks of the Effective
              -----------------------
Date and on a quarterly basis throughout the Term, Moore will provide bamboo.com with a list of Moore Customers. Such list of Moore Customers shall constitute Confidential Information, and bamboo.com will only use such list for promotion of the Production Services as provided herein.

    2.6  Additional Obligations.  Bamboo.com and Moore will, from time to time,
         ----------------------
use reasonable efforts to cooperate in joint marketing efforts for the Production Services on such terms and conditions as are mutually agreed. Each party will assign a project manager to act as the primary liaison with respect to the relationship provided for hereunder, and all discussions between the parties with respect to the respective performance of obligations hereunder will be conducted by these project managers or their designees.

    2.7  Moore Order Pages. Moore and bamboo.com will mutually agree on the
         -----------------
design of HTML pages located at a URL supplied by bamboo.com that will permit Moore Subscribers to order Production Services ("Moore Order Page"), and neither party's consent shall be unreasonably withheld or delayed. The Moore Order Page will have all the data entry fields required for a Moore Subscriber to place an order for Production Services and for bamboo.com to fulfill and charge for the ordered Production Services. No links will be placed on the Order Page without Moore's approval which will not be unreasonably withheld or delayed.

3.  FEES
    ----

    3.1  Transaction Fees.  During the Term, bamboo.com will pay quarterly
         ----------------
Transaction Fees to Moore as follows:

         (a) With respect to all Moore Originated Orders fulfilled by bamboo.com during the Term through which Bamboo.com Images are linked to the Moore Database, bamboo.com will pay to Moore for each calendar quarter the greater of (i) $2.00 per Basic Package so sold during the quarter for which payment has been received or (ii) 2% of Net Revenues collected from sales of Basic Packages and Upgrade Packages so sold during the quarter.

         (b) No Transaction Fees will be due hereunder (i) with respect to Production Services sold to third parties other than as expressly set forth above and (ii) with respect to any Production Services bamboo.com distributes on a promotional basis free of charge and (iii) with respect to Production Services sold by third parties which are linked to the Moore Database and displayed by Moore Products.

    3.2  Payment of Fees.  Calculation of quarterly Transaction Fees will
         ---------------
commence immediately for the calendar month in which the Initial Linking Date occurs. Bamboo.com will make all payments of Transaction Fees net thirty (30) days from the end of each quarter. To the extent the parties have not implemented a system to automatically track the originating Moore Customer for each order of Production Services, bamboo.com will include with each payment of Transaction Fees a report stating such information for orders covered by such payment.

    3.3  Inspection of Records. Moore will have the right, at its own expense
         ---------------------
and not more than once in any twelve (12) month period, to authorize an independent auditor reasonably acceptable to both parties to inspect those accounting records of bamboo.com necessary to verify the accuracy of fees paid or invoiced by bamboo.com under the terms of this Agreement, provided that such independent auditor has executed a confidentiality agreement with respect to such records that is reasonably acceptable to bamboo.com. Such inspections will take place during bamboo.com's normal business hours, upon not less than twenty
(20) days' prior written to bamboo.com and on a date mutually agreed upon by the parties. In the event such auditors find an underpayment in Transaction Fees paid to Moore of more than ten (10%) of the total Transaction Fees due and payable to Moore for the period at issue, bamboo.com shall pay such shortfall to Moore immediately and shall reimburse Moore for the cost of such audit. In the event such auditors find an underpayment in Transaction Fees paid to Moore of less than ten (10%) of the total Transaction Fees due and payable to Moore for the period at issue, bamboo.com shall pay such shortfall to Moore immediately but shall not reimburse Moore for the cost of such audit.


4.  PROPRIETARY RIGHTS
    -------------------

    4.1  Bamboo.com Technology.
         ---------------------

         (a) All Bamboo.com Technology, including without limitation the Software and all Bamboo.com Images, whether or not produced for Moore customers and whether or not

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posted to or linked to the Moore Database and/or Moore Products, are, and at
all times will remain, the exclusive property of bamboo.com, and no provision of this Agreement implies any transfer to Moore of any ownership interest in any such Bamboo.com Technology.

         (b) Bamboo.com hereby grants to Moore a nonexclusive, worldwide, royalty-free, nontransferable license to include links to Bamboo.com Images on the Moore Database and/or Moore Products solely for the purposes contemplated in this Agreement (i) during the Term and (ii) following termination or expiration of this Agreement until one (1) year after the date of such termination or expiration. Moore will not distribute, modify, edit, or prepare derivative works from the Bamboo.com Images without the prior written permission of bamboo.com. The foregoing license does not include any right to grant or authorize sublicenses.

    4.2  Trademarks.
         ----------

         (a)  Bamboo.com Marks.
              ----------------

                (i) Bamboo.com owns and at all times will continue to own the trademarks, service marks and/or trade names BAMBOO.COM and the bamboo.com logo, as well as any name or mark bamboo.com may subsequently adopt as a trade name or to designate the Production Services (collectively, the "Bamboo.com Marks"). Moore will not take any actions inconsistent with bamboo.com's ownership rights.

                (ii) Subject to the restrictions set forth herein, bamboo.com hereby grants Moore a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Bamboo.com Marks, during the Term, subject to the prior approval of bamboo.com, solely in connection with promotion and marketing of the Production Services as provided in Section 2.5. Moore's use of the Bamboo.com Marks will not create in Moore any right, title or interest therein or thereto. All use by Moore of the Bamboo.com Marks will inure to the exclusive benefit of bamboo.com. At bamboo.com's reasonable request, Moore will assist bamboo.com with the protection and maintenance of the Bamboo.com Marks. Moore may only use the Bamboo.com Marks as expressly permitted herein. Moore agrees to use the Bamboo.com Marks in a manner commensurate with the style, appearance and quality of bamboo.com's services and/or products bearing such marks.

         (b)  Moore Marks.
              -----------

                (i) Moore owns and at all times will continue to own the trademarks, service marks and/or trade names customarily used by Moore during the Term (the "Moore Marks"). Bamboo.com will not take any actions inconsistent with Moore' ownership rights. Moore maintains the right to change, at anytime, the Moore Marks under which the Moore Products are being sold.

                (ii) Subject to the restrictions set forth herein, Moore hereby grants bamboo.com a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Moore Marks, during the Term, subject to the prior approval of Moore, solely in connection with financing activities and with promotion and marketing of the Production Services. Bamboo.com's use of the Moore Marks will not create in bamboo.com any right, title or interest therein or thereto. All use by bamboo.com of the Moore Marks will inure to the exclusive benefit of Moore. At Moore's reasonable request, bamboo.com will assist Moore with the protection and maintenance of the Moore Marks. Bamboo.com may only use the Moore Marks as expressly permitted herein. Bamboo.com agrees to use the Moore Marks in a manner commensurate with the style, appearance and quality of Moore's services and/or products bearing such marks.

    4.3  Limitation on Grant of Rights.  Except as expressly provided herein,
         -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

5.  TERM AND TERMINATION
    --------------------

    5.1  Term.  Unless earlier terminated as set forth below, this Agreement
         ----
will become effective upon the Effective Date and continue for a period of eighteen (18) months measured from the Initial Linking Date (the "Initial Term"). Thereafter, this Agreement will be automatically renewed for successive one (1) year periods (each such period a "Renewal Term") unless either party notifies the other in writing not less than ninety (90) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term. Notwithstanding anything contained herein to the contrary, in the event certain agreements, between Moore and Moore Customers (collectively, the "Moore Customer Agreements"), remain in force following the expiration of the Term, bamboo.com and Moore agree that they will negotiate in good faith to enter into a limited agreement under which bamboo.com will continue to provide the Production Services to such Moore Customers for the balance of the terms of the Moore Customer Agreements. Such limited agreement shall take into account the technologies then being offered by bamboo.com to MLS Companies and shall provide for an appropriate transaction fee.

    5.2  Termination of Preferred Vendor Status. Notwithstanding anything to
         --------------------------------------
the contrary in this Agreement, Moore may terminate any or all of its obligations to give bamboo.com preferred vendor status under Section 2.4 at any time after the sixth month following the Initial Linking Date. During the remainder of the Term, Moore will ensure that any marketing or promotional materials Moore generates, of the kind described in Section 2.5, including without limitation on the Moore Database or within the Moore Products, that refer to Virtual Tour Images or any third-party producer of Virtual Tour Images, will include a reference to bamboo.com and the Production Services at least as prominent, in size and placement, as any reference to any third-party Virtual Tour Images or any third party producer of Virtual Tour Images.

    5.3  Termination for Breach.  This Agreement will terminate in the event a
         ----------------------
party materially breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within thirty (30) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the sixty-day notice period and pursues cure of the breach in good faith.

    5.4  Effects of Termination for Breach.  Upon expiration or termination of
         ---------------------------------
this Agreement:

         (a)  Bamboo.com will cease all use of the Moore Marks;

         (b) Commensurate with the quality of services provided prior to such expiration or termination, bamboo.com will continue to provide Production Services and support to third parties who purchased such Production Services prior to such expiration or termination;

         (c) Moore will cease all use of the Bamboo.com Marks, the Bamboo.com Technology and the Bamboo.com Images and shall purge all Bamboo.com Technology and Bamboo.com Images from its servers; provided, however, that, following any expiration or termination, the licenses granted above under Section 4.1 shall survive as provided in Section 4.1(b).

         (d) Each party will promptly destroy or return any Confidential Information of the other party in its possession.

    5.5  Survival of Certain Terms.  The provisions of Sections 4.1(a),
         -------------------------
4.2(a)(i), 4.2(b)(i), 4.3, 5.4, 7, 8, 9, and 10 will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

6.  CONFIDENTIALITY
    ----------------

Each party agrees to treat the other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Without limiting the foregoing, each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own confidential information of like importance, and in no event less than reasonable care.

7.  REPRESENTATIONS AND WARRANTIES
    ------------------------------

    7.1  Each party represents and warrants to the other that:

         (a) Neither party's products or services will infringe on the proprietary rights of the other Party;

         (b) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its assets or business requires such qualification;

         (c) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder;

         (d) its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and

         (e) its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its certificate of incorporation or by-laws or any other material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

    7.2  Disclaimer.  THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE
         ----------
ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

8.  INDEMNIFICATION
    ----------------

    8.1 Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party and its officers, directors, agents, employees, successors and permitted assigns (hereinafter collectively the "Indemnified Party") from and against any and all losses, claims, suits, proceedings, liabilities, expenses (including reasonable attorneys' fees and expenses), causes of action, damages and costs (collectively "Claims") arising out of or in connection with the breach, potential breach or inaccuracy of, or failure to comply with, any of the representations and warranties contained in Section 7 on the part of the indemnifying Party.

    8.2 Any Indemnified Party entitled to indemnification under this Section will give prompt notice to the indemnifying Party of any Claim with respect to which it seeks indemnification, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability except to the extent that it is actually prejudiced by such delay. The Indemnifying Party shall assume, at its sole cost and expense, the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not, without consent of the Indemnified Party, effect any settlement or discharge or consent to the entry of any judgment, unless such settlement or judgment includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation.

9.  LIMITATION OF LIABILITY
    -----------------------

    EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH
IN SECTION 9 OR A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION
2.4 OR 6, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

10. GENERAL PROVISIONS
    -------------------

    10.1  Independent Contractors.  The relationship of bamboo.com and Moore
          -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial and other obligations associated with a party's business are the sole responsibility of that party.

    10.2  Press Plans.  The parties agree to participate in a joint press
          -----------
announcement regarding the relationship entered into hereunder that will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior approval, not to be unreasonably withheld, of the content within the release. Each party will furnish its written acceptance of or objection to any proposed announcement within forty-eight (48) hours.

    10.3  Governing Law. This Agreement will be governed by and construed under
          -------------
the laws of the State of California without reference to conflict of laws principles.

    10.4  Entire Agreement.  This Agreement sets forth the entire agreement and
          ----------------
understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

    10.5  Notices.  Any notice required or permitted by this Agreement will be
          -------
deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth above or at such other address for which such party gives notice hereunder. Delivery will be deemed effective three (3) days after deposit with postal authorities.

    10.6  Force Majeure.  Nonperformance of either party will be excused to the
          -------------
extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party.

    10.7  Non-Assignability and Binding Effect.  Except as expressly provided
          ------------------------------------
herein, this Agreement may not be assigned or transferred, or may any right or obligation hereunder be assigned or delegated, to a third party by either party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

    10.8  Modification; Waiver.  No modification of or amendment to this
          --------------------
Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

    10.9  Headings.  The headings to the sections and subsections of this
          --------
Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

    10.10 Severability.  In the event that it is determined by a court of
          ------------
competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) will be deemed not to be a part of this Agreement.

    10.11  Counterparts; Facsimile Signatures.  This Agreement may be executed
           ----------------------------------
by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.



     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


BAMBOO.COM, INC.                       DATA MANAGEMENT SERVICES,
                                       A DIVISION OF MOORE NORTH AMERICA, INC.

By:______________________________      By:______________________________

Title:___________________________      Title:___________________________

Date:____________________________      Date:____________________________

                                  EXHIBIT A
                                  ---------

                        DESCRIPTION OF MOORE PRODUCTS

Provided by Howard Latham. Includes 2 pages titled "Product Definition, MLS/Xplorer Version 1.0" dated 02/17/99. (See Attached)

                                  EXHIBIT B
                                  ---------

              BAMBOO.COM LOGO AND LINK PLACEMENT ILLUSTRATIONS


Delivered via 12 page fax (including cover) from Howard Latham to Howard Field. Fax contains printouts of screen shots of MLS/Xplorer product with illustrations and notations by Howard Latham and is marked 06/26/1999. (See Attached)